Exhibit 32

CERTIFICATE

As required by 18 U.S.C. 1350, the undersigned certify that this Report on Form 10-Q fully complies with the requirements of section 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report on From 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ William F. Falger
William F. Falger
President and Director
(Principal Executive Officer)

Dated: August 9, 2007

CERTIFICATE

As required by 18 U.S.C. 1350, the undersigned certify that this Report on Form 10-Q fully complies with the requirements of section 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in this Report on From 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Charles R. Guarino
Charles R. Guarino
Treasurer
(Chief Financial Officer)

Dated: August 9, 2007